UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2006

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 8, Federal Realty Investment Trust (“Trust”) entered into a First Amendment to Limited Partnership Agreement of Federal/Lion Venture LP (“Amendment”). This Amendment modifies, among other things, certain of the return and payment thresholds included in the Trust’s limited partnership agreement with affiliates of Clarion Lion Properties Fund (“Partnership”). The Partnership was entered into on July 1, 2004 for the purpose of acquiring grocery-anchored community or neighborhood shopping centers in the Trust’s East Coast and California markets. A copy of the limited partnership agreement for the Partnership was filed as Exhibit 10.1 to a Form 8-K filed by the Trust with the Securities and Exchange Commission on July 13, 2004.

The Amendment is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The following Exhibit is included in the Form 8-K:

Exhibit	Description of Exhibit
10.1	First Amendment to Limited Partnership Agreement of Federal/Lion Venture LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: March 10, 2006	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary